UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________

Date of report (Date of earliest event reported): July 31, 2002

PFF BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27404 (Commission File Number)	95-4561623 (IRS Employer Identification No.)

350 South Garey Avenue
Pomona, CA	91766
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 623-2323

Not Applicable
(Former name or former address, if changed since last report)

Items 1 through 4.	Not applicable.
Item 5.

On July 31, 2002 and effective immediately, Mr. Robert D. Nichols, a director of PFF Bancorp, Inc. (the "Company"), retired from the Company's board of directors. Mr. Nichols retirement is related to a "Board of Directors Policy and Procedure Manual" adopted by the Company's Board of Directors, which provides that directors of the Company must retire at the end of the month in which such individuals reach the age of 75. Mr. Nichols turned the age of 75 on July 9, 2002, and therefore, retired as a director of the Company on July 31, 2002. Mr. Nichols had served with the Company and PFF Bank & Trust (the "Bank") for over 40 years in various capacities, including President and Chief Executive Officer of the Bank from August 1986 to June 1992, a director of the Bank from August 1986 to July 2002, and a director of the Company since its inception in March 1996 to July 2002.

As a result of Mr. Nichols' retirement from the board, the Company amended its bylaws to reduce the number of its members from eight directors to seven directors. Currently the Company's Board of Directors consists of seven directors.

Item 6.	Not applicable.
Item 7.	Financial Statements and Exhibits
(a)	No financial statements are required to be filed with this report.
(b)	No pro forma financial information is required to be filed with this report.
(c)	Exhibits: None
Items 8 through 9.	Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFF BANCORP, INC.
By: /s/ Gregory C. Talbott
Gregory C. Talbott Executive Vice President and Chief Financial Officer
Date: September 30, 2002